                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Prospectus Supplement filed pursuant to Rule 424, which supplements the Registration Statement on Form S-3, of our report dated August 8, 2000, relating to the balance sheet of AmeriCredit Automobile Receivables Trust 2000-C, which appears in such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


/s/ PricewaterhouseCoopers LLP
------------------------------

Fort Worth, Texas
August 23, 2000